Exhibit 99.1

Abeona Therapeutics Appoints Brian Pereira and Shawn Tomasello to the Board of Directors

Company appoints experienced industry leaders Brian Pereira as Executive Chairman and
Shawn Tomasello as Independent Board Member

NEW YORK and CLEVELAND, Apr. 21, 2020 — Abeona Therapeutics Inc. (Nasdaq: ABEO), a fully-integrated leader in gene and cell therapy, today announced appointments of Brian Pereira, M.D. and Shawn Tomasello, M.B.A. as Executive Chairman and Independent Board Member, respectively.

“On behalf of the Board, I am pleased to welcome Brian and Shawn, and look forward to collaborating with them as we guide Abeona to success,” said Steven H. Rouhandeh, former Executive Chairman and current Director. “Each brings seasoned insights, leadership, and an array of knowledge that will be extremely valuable as the Company evolves from a clinical to commercial-stage organization.”

Dr. Pereira, President and CEO of Visterra, Inc. (ACQ: Otsuka America, Inc.), brings proven leadership to Abeona fostered during a distinguished career in guiding several biopharma companies to success. Equally, Ms. Tomasello has extensive experience in several leadership roles, most notably as Chief Commercial Officer (CCO) at cell therapy pioneer Kite Pharmaceuticals (ACQ: Gilead).

“With an impressive clinical pipeline of gene and cell therapies, a novel capsid platform, and world-class GMP manufacturing operations, Abeona has tremendous potential to be a leader in the exciting field of genetic medicine that is making treatment for those with rare genetic diseases a reality,” said Dr. Pereira. “Fulfilling the promise of Abeona’s mission, led by the most advanced gene therapy program in Recessive Dystrophic Epidermolysis Bullosa, is central to my commitment to the company and its investors.”

Ms. Tomasello said, “My past experiences have several parallels to the opportunity at Abeona, most notably at Kite, which was a true innovator in the fields of autologous cell therapy, biotech, and medicine as a whole. Moreover, Abeona’s fully-integrated business has a range of unique qualities rarely found in a company of its size, and has it poised to reach its full potential.”

Dr. Pereira and Ms. Tomasello were nominated by funds affiliated with Great Point Partners, LLC (GPP) pursuant to the previously disclosed letter agreement entered into as part of the Company’s December 24, 2019 underwritten public offering, which was supported by a considerable investment from GPP. As contemplated by that agreement, former Executive Chairman Steven H. Rouhandeh has remained as a Director and Richard Van Duyne and Mark Alvino have resigned from the Board. The Board has formed a search committee to, with the assistance of a leading executive search firm, identify a new highly qualified independent director to add to the Board, who would also serve as Chair of the Audit Committee. Dr. Pereira and Ms. Tomasello are each independent of GPP.

Dr. Pereira continued, “On behalf of the Board and all Abeona employees, I am grateful to Steve, Dick, and Mark for their service and dedication to the company. We wish Dick and Mark well and welcome continued leadership from Steve as a Board Director. I look forward to working with Joao Siffert, CEO, and his team in making the promise of Abeona a reality.”

Dr. Pereira brings over 30 years of expertise to Abeona as a veteran biopharmaceutical leader. His experience in financing and growing companies is seen at Visterra, where he continues to serve as President and CEO following the Company’s 2018 acquisition by Otsuka America, Inc. Previously, Dr. Pereira served as the President and CEO of AMAG Pharmaceuticals where he built the clinical development, manufacturing, supply-chain, and commercial infrastructure for Feraheme®, underpinned by four financing rounds at increasing valuations. Previously, he held senior roles at Tufts Medical Center including President and CEO of a Physician Organization. Currently, Dr. Pereira serves as Chairman of the Board of Directors of Africa Healthcare Network and serves on the Boards of KalVista, Cullinan Pearl and the American India Foundation. He earned a medical degree (M.B.B.S.) from St. John’s Medical College, M.D. (Medicine), D.M. (Nephrology) from the Post Graduate Institute, and M.B.A. from Kellogg Graduate School of Management at Northwestern University.

Ms. Tomasello brings over 30 years of experience in biopharmaceutical industry to Abeona. As CCO, she was a key executive in the $11.9 billion Kite Pharma/Gilead acquisition in 2017. Prior to joining Kite, Ms. Tomasello was the CCO of Commercial and Medical Affairs at Pharmacyclics, surging its market cap from $8 billion to $19 billion, and culminating in the 2015 acquisition by AbbVie for $21 billion. She brings extensive strategic experience in building world class organizations encompassing commercial, compliance, regulatory, pricing, and medical affairs functions. Ms. Tomasello built the foundation for her career with leadership roles at Celgene Corporation, Genentech, Pfizer Laboratories, Miles Pharmaceuticals and Proctor & Gamble. She currently serves on the Board of Principia BioPharma, Urogen Pharma, Mesoblast Ltd., Gamida Cell, and Centrexion Therapeutics. Ms. Tomasello earned a B.S. in Marketing from the University of Cincinnati and M.B.A. from Murray State University, KY.

About Abeona Therapeutics

Abeona Therapeutics Inc. is a clinical-stage biopharmaceutical company developing gene and cell therapies for serious diseases. The Company’s clinical programs include EB-101, its autologous, gene-corrected cell therapy for recessive dystrophic epidermolysis bullosa, as well as ABO-102 and ABO-101, novel AAV9-based gene therapies for Sanfilippo syndrome types A and B (MPS IIIA and MPS IIIB), respectively. The Company’s portfolio of AAV9-based gene therapies also features ABO-202 and ABO-201 for CLN1 disease and CLN3 disease, respectively. Abeona has received numerous regulatory designations from the FDA and EMA for its pipeline candidates, including Regenerative Medicine Advanced Therapy designation for two candidates (EB-101 and ABO-102). www.abeonatherapeutics.com

Forward Looking Statements

This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties. These statements include statements about the Company’s pipeline of product candidates and clinical trials, including its gene therapy designed to address Recessive Dystrophic Epidermolysis Bullosa; commercialization prospects; the Company’s novel capsid platform; the Company’s manufacturing operations; and the ongoing search for a suitable candidate to join the Company’s Board of Directors and Audit Committee. We have attempted to identify forward-looking statements by such terminology as “may,” “will,” “believe,” “estimate,” “expect,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances), which constitute and are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, numerous risks and uncertainties, including but not limited to the ongoing effects of the coronavirus (COVID-19) pandemic, continued interest in our rare disease portfolio, our ability to enroll patients in clinical trials, the outcome of any future meetings with the U.S. Food and Drug Administration or other regulatory agencies, the impact of competition, the ability to secure licenses for any technology that may be necessary to commercialize our products, the ability to achieve or obtain necessary regulatory approvals, the impact of changes in the financial markets and global economic conditions, risks associated with data analysis and reporting, and other risks as may be detailed from time to time in the Company’s Annual Reports on Form 10-K and quarterly reports on Form 10-Q and other periodic reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise these forward-looking statements or update them to reflect events or circumstances occurring after the date of this presentation, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws.

Media Contact:

Scott Santiamo
Director, Corporate Communications
Abeona Therapeutics Inc.
+1 (718) 344-5843
ssantiamo@abeonatherapeutics.com

Investor Contact:

Dan Ferry
LifeSci Advisors, LLC
+1 (617) 535-7746
daniel@lifesciadvisors.com